EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the yearly report of Pacific Bepure Industry Inc. (the "Company") on Form 10-K for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Haiting Li, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec.1350 as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities and Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Pacific Bepure Industry Inc. and will be retained by Pacific Bepure Industry Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Dated: March 31, 2011        By: /s/ Haiting Li
                                 -----------------------------------------------
                                 Haiting Li
                                 Chief Executive Officer